Exhibit 10.10

FORM OF ANNUAL AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made [Date], 20__ among OHI Asset Management LLC (the “Company”), Omega Healthcare Investors, Inc. (the “Parent”), and [Name] (the “Executive”).

INTRODUCTION

The Company, the Parent and the Executive are parties to an employment agreement (as amended, the “Employment Agreement”) generally effective as of [Date]. The parties now desire to further amend the Employment Agreement to, among other things, update the annual base salary payable to the Executive, and extend the term of the Employment Agreement by one year to [Date] (subject to earlier termination as provided in the Employment Agreement).

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Employment Agreement is amended, effective as of the date first set forth above (except as otherwise provided below), as follows:

1.By substituting the following for the first sentence of Section 2(a):

“The Company shall pay the Executive a base salary of $[    ] per annum effective [Date of Amendment Effectiveness], which base salary will be subject to review effective as of [Anniversary of Amendment Effectiveness], and at least annually thereafter by the Compensation Committee of the Board of Directors of the Parent (the “Compensation Committee”) for possible increases.”

2.By substituting in Section 3(a), the year “[one year later]” for the year “[prior expiration year ]” wherever it appears.

[3.Section 11(f) is hereby deleted in its entirety and replaced with the following”

“Competing Business” means the entities listed below and any person, firm, corporation, joint venture, or other business that is engaged in the Business of the Company:

(i)[Entities that constitute “Competing Businesses”]

4.By [inserting][deleting] [State] in the list included in Exhibit B – Areas, States and Countries, with no change to the remainder of Exhibit B.]

In all remaining respects, the terms of the Employment Agreement shall remain in full force and effect as prior to this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company, the Parent and the Executive have each executed and delivered this Amendment to Employment Agreement as of the date first shown above.

THE COMPANY: OHI ASSET MANAGEMENT LLC
By: _________________________________

THE PARENT: OMEGA HEALTHCARE INVESTORS, INC.
By: _________________________________

THE EXECUTIVE: By: _________________________________

2023 Amendments

1.Section 11(f) is hereby deleted in its entirety and replaced with the following”

“Competing Business” means the entities listed below and any person, firm, corporation, joint venture, or other business that is engaged in the Business of the Company:

(ii)CareTrust REIT, Inc.,
(iii)Communities Healthcare Trust Incorporated,
(iv)Diversified Healthcare Trust,
(v)Formation Capital, LLC,
(vi)Global Medical REIT, Inc.,
(vii)Healthpeak Properties, Inc.,
(viii)Healthcare Realty Trust Incorporated,
(ix)LTC Properties, Inc.,
(x)Medical Properties Trust, Inc.,
(xi)National Health Investors, Inc.,
(xii)New Senior Investment Group Inc.,
(xiii)Physicians Realty Trust,
(xiv)Sabra Health Care REIT, Inc.,
(xv)Senior Housing Properties Trust,
(xvi)Universal Health Realty Income Trust,
(xvii)Ventas, Inc., and
(xviii)Welltower Inc.

4.By inserting the state “New Jersey” in the list included in Exhibit B – Areas, States and Countries, with no change to the remainder of Exhibit B.